Exhibit 99.1

Verano Announces the Opening of MÜV Miami Kendall, the Company’s First Medical Cannabis Dispensary in Miami-Dade County and 68th Florida Location

●	MÜV Miami Kendall is located at 9711 SW 77th Avenue, directly adjacent to U.S. 1/Pinecrest Parkway, a busy thoroughfare with an average daily traffic count of 92,500 vehicles[1]
●	The dispensary is Verano’s first in Miami-Dade County, Florida’s most populated region, with 2,673,837 residents[2]
●	In 2021, the greater Miami area recorded a total of 24.2 million tourists, signifying a full recovery to pre-pandemic levels[3]
●	Verano’s active operations span 13 states, comprised of 129 dispensaries and 14 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, June 1, 2023 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the opening of MÜV Miami Kendall on Friday, June 2, the Company’s 68th Florida dispensary and 129th retail outlet nationwide. MÜV Miami Kendall – Verano’s first dispensary in Miami-Dade County – is located at 9711 SW 77th Avenue, and will be open Monday through Saturday from 9 a.m. to 7 p.m. and Sunday from 11 a.m. to 5 p.m., local time.

As Verano’s first dispensary in Miami-Dade County, MÜV Miami Kendall brings the Company’s signature hospitality and wide variety of high-quality cannabis products to Florida’s largest and most densely populated metropolitan area. With a population of nearly 2.7 million residents and more than 24 million annual tourists, MÜV Miami Kendall adds another convenient dispensary to complement the Company’s existing outlets along the Atlantic Seaboard in Southeast Florida, including locations in Hollywood, Tamarac, Deerfield Beach, Boynton Beach, Wellington and West Palm Beach.

“Opening our first MÜV dispensary in Miami-Dade County is a huge milestone for Verano that will allow us to better serve patients in Florida’s most populated metropolitan area,” said John Tipton, President of Verano. “Our entrance into the Miami market builds on the strong momentum we’ve developed in recent years by introducing new brands and products, and continuing our rapid footprint growth across Florida, demonstrated by the 26 stores we’ve opened in the Sunshine State since the beginning of 2022. We are thrilled to welcome patients at MÜV Miami Kendall and look forward to serving our wide variety of high-quality cannabis products in this important market.”

1 Florida Department of Transportation

2 U.S. Census

3 Greater Miami Convention & Tourism Bureau

As a demonstration of Verano’s commitment to provide a convenient and reliable experience for Florida patients, MÜV dispensaries feature online menus for effortless browsing of their extensive, award-winning product selection, including the Company’s signature Verano Reserve, MÜV, Savvy and Sweet Supply flower, Encore edibles, and a variety of extracts and concentrates. The Company also offers one-on-one virtual and in-store consultations at no cost to patients and provides patient-centric concierge services via phone, email, web chat and text to address patient questions and inquiries. For additional convenience and accessibility, patients can choose to order ahead at muvfl.com or through the MÜV mobile application available in the Google Play and Apple App stores for express in-store pickup.

MÜV’s comprehensive product selection includes edibles, chocolates and lozenges, flower, pre-rolls, an array of vaporizer pens, concentrates, metered-dose inhalers, topicals and oral sprays; along with patented encapsulation formulations in its EnCaps™ capsules, tinctures, 72-hour transdermal patches and transdermal gels.

For more information about MÜV Miami Kendall medical cannabis dispensary, visit muvfl.com.

About Verano

Verano is a leading, vertically integrated, multi-state cannabis operator in the U.S., devoted to the ongoing improvement of communal wellness by providing responsible access to regulated cannabis products. With a mission to address vital health and wellness needs, Verano produces a comprehensive suite of high-quality, innovative cannabis products sold under its trusted portfolio of consumer brands, including Verano™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s portfolio encompasses 14 U.S. states, with active operations in 13, including 14 production facilities comprising over 1,000,000 square feet of cultivation capacity. Verano designs, builds, and operates dispensaries under retail brands including Zen Leaf™ and MŪV™, delivering a superior cannabis shopping experience in both medical and adult use markets. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Senior Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

Vice President, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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